EXHIBIT 10.37


                   AMENDMENT OF REGISTRATION RIGHTS AGREEMENT
                                   (The Trust)


     THIS AMENDMENT OF REGISTRATION RIGHTS AGREEMENT (this "Amendment") is entered into as of the 18 day of March, 1999, by and among TEL-SAVE.com, INC., a Delaware corporation (the "Company"), and MARK PAVOL, as Trustee of that certain D&K Grantor Retained Annuity Trust dated June 15, 1998 (the "Trust").

                                    RECITALS:

     A. The parties hereto and DANIEL M. BORISLOW, a former director, officer, and shareholder of the Company ("Borislow"), and SETH TOBIAS, as Trustee of that certain D&K Grantor Retained Annuity Trust II dated August 18, 1998 ("Trust II") have entered into that certain Registration Rights Agreement dated as of December 31, 1998 (the "Registration Rights Agreement").

     B. The parties hereto, Borislow, and certain other parties have entered into that certain Agreement dated March 15, 1999, pertaining, among other things, to the modification of certain promissory notes issued by Communications TeleSystems International, and it is a condition to that Agreement that the parties hereto agree to enter into this Amendment.

     C. The Company, Borislow, and Trust II have entered into a separate Amendment of Registration Rights Agreement (Borislow and Trust II).

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Terms in this Agreement with initial capital letters and not otherwise defined herein shall have the meanings defined for such terms in the Registration Rights Agreement.

     2. Amendment of Section 7(a) of the Registration Rights Agreement. Section 7(a) of the Registration Rights Agreement is hereby amended to read in full as follows:

          "(a) The Company agrees that in the event that it makes a public or private offering of its debt securities in exchange for cash, to the extent permitted by law the Company will, at the option of the Trust (subject to the terms stated herein), utilize up to forty percent (40%) of the net cash proceeds of that offering to the Company after payment of the expenses relating to the offering that are to be borne by the Company (the "Net Cash Proceeds") to repurchase at then fair market value convertible subordinated notes of the Company then owned of record


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          and beneficially by the Trust;  provided,  however, that the rights of the Trust hereunder are subject and subordinate to the rights of Borislow and Trust II under Section 2 of the Amendment of Registration Rights Agreement (Borislow and Trust II), which Section 2 amends
          Section 7(a) of the Registration Rights Agreement as to Borislow and Trust II. To the extent that any Net Cash Proceeds remain after Borislow's exercise or failure to exercise timely his option set forth in Section 2 of the Amendment of Registration Rights Agreement (Borislow and Trust II) and after Trust II's exercise or failure to exercise timely its option set forth in Section 2 of the Amendment of Registration Rights Agreement (Borislow and Trust II), the Trust may exercise its rights under this Section 7(a) to the extent of such remaining balance of Net Cash Proceeds. The Trust may exercise its option set forth in this Section 7(a) by delivering notice to the Company within five (5) days after the receipt by the Trust of written notice from the Company, such notice to be sent by Registered or Certified Mail with Return Receipt Requested, that the Company intends to make a public or private offering of its debt securities in exchange for cash. Notwithstanding the foregoing, this Section 7(a) shall not apply to any debt offering by the Company to a bank or financial institution or in a commercial context."

     3. Amendment of Section 7(d) of the Registration Rights Agreement. Section 7(d) of the Registration Rights Agreement is hereby amended to read in full as follows:

          "(d) If, during the period commencing March 18, 1999, and ending on the close of business on September 17, 2000 (the "Time Period"), the Company shall sell any shares of its capital stock (including its Common Stock) in connection with any employee benefit plan or stockholder rights distribution, up to the entire proceeds from the sale of shares in connection with such employee benefit plan or stockholder rights distribution ("Sale Proceeds") during the Time Period shall be used, at the Trust's option and if permitted by applicable law and as provided in this Section 7(d), to purchase Common Stock then owned by the Trust; provided, however, that the rights of the Trust under this Section 7(d) are subject and subordinate to the rights of Borislow under Section 3 of the Amendment of Registration Rights Agreement (Borislow and Trust II), which
          Section 3 amends Section 7(d) of the Registration Rights Agreement as to Borislow. To the extent that any Sale Proceeds remain after Borislow's exercise or failure to


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

          exercise timely his option set forth in Section 3 of the Amendment of Registration Rights Agreement (Borislow and Trust II), the Trust may exercise its rights under this Section 7(d).

               "(i) The Trust may exercise its option by giving timely written notice of such exercise to the Company. Such notice shall be timely if it is received by the Company within five (5) days after the receipt by the Trust of a written Quarterly Notice (hereinafter defined) sent to the Trust by Registered or Certified Mail with Return Receipt Requested.

               "(ii) The Company agrees to give the Trust written notice within five (5) calendar days following the end of each calendar quarter of the amount of any Sale Proceeds as to which the option set forth in this Section 7(d) shall remain unterminated at the time of such notice and after Borislow's exercise or failure to exercise timely his option in Section 3 of the Amendment of Registration Rights Agreement (Borislow and Trust II), such notice to be sent by Registered or Certified Mail with Return Receipt Requested (the "Quarterly Notice"). The Trust's option set forth in this Section 7(d) shall terminate as to any Sale Proceeds as to which the Trust shall have failed to exercise its option pursuant to a proper Quarterly Notice.

               "(iii) The purchase price of any Common Stock purchased pursuant to an option exercised in response to a Quarterly Notice shall be the average of the daily closing prices (or of the closing bid and asked prices) for the last ten (10) trading days of the calendar quarter then most recently ended with respect to Common Stock that is listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ."

               "(v) The valuation of the Common Stock and the closing of the purchase and sale shall take place as expeditiously as practicable after the exercise by the Trust of its option set forth in this
          Section 7(d)."

     4. Amendment of Section 7(e) of the Registration Rights Agreement. Section 7(e) of the Registration Rights Agreement is hereby amended to read in full as follows:


          "(e) The Company agrees to make available to the Trust, upon reasonable written notice from Trust, in connection


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


          with one (1) securities offering to be made by the Trust on or prior to June 30, 2000, the following Company employees to participate in a standard securities offering "road show" of not longer than ten (10) days' duration regarding that offering: the Chief Executive Officer of the Company; and certain other appropriate employees of the Company as designated by such Chief Executive Officer; provided, however, that the rights of the Trust under this Section 7(e) are subject and subordinate to the rights of Borislow under Section 4 of the Amendment of Registration Rights Agreement (Borislow and Trust II), which
          Section 4 amends Section 7(e) of the Registration Rights Agreement as to Borislow, and the Trust's rights under this Section 7(e) are subject to the condition precedent that Borislow waive in writing his rights under Section 4 of the Amendment of Registration Rights Agreement (Borislow and Trust II); and, provided further, that such Borislow waiver shall not be a condition to the exercise by the Trust of its rights under this Section 7(e) if, at the time the Trust exercises such rights, Borislow does not own any shares of Common Stock. The Company may delay such participation if the time of such participation requested by the Trust would cause undue hardship on the Company; in the event of such a delay, the June 30, 2000, date set forth above in this Scetion 7(e) shall be extended by one day for each day of such delay. The Company shall pay for the reasonable out-of-pocket expenses incurred by the Company and its officers in complying with this Section."

     5.   Miscellaneous.

          (a) Each of the parties hereto represents and warrants to, and agrees with, each of the other parties hereto that, at the date hereof: (i) such representing and warranting party is not in default under the Registration
Rights Agreement; (b) such party has not suffered any damage under the Registration Rights Agreement and has no cause of action, right of set-off or counterclaim, or any other claim of any nature whatsoever against any of the other parties hereto or any director, officer, attorney, agent, employee, or affiliate of any of such other parties under the Registration Rights Agreement or otherwise (collectively, "Claims"); and (c) such party hereby waives and relinquishes any and all Claims. Each such party further hereby agrees to indemnify and hold harmless each of the other parties and their respective officers, directors, attorneys, agents, employees, and affiliates harmless from any loss, damage, judgment, liability, and expense (including counsel fees) suffered by or rendered against the other parties or any of them on account of anything arising out of the Registration Rights Agreement, this Amendment, or any other document delivered pursuant hereto.


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

          (b) Except as expressly modified by this Amendment, the Registration Rights Agreement continues in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.



                                     Tel-Save.com, Inc.
Witness

                                   By:
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Aloysius T. Lawn, Secretary        Name:
                                   Title:





                                   ---------------------------------
Address:                           The Trust


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                                   Mark Pavol, as Trustee of that certain D&K
                                   Grantor Retained Annuity Trust dated June 15, 1998



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